Exhibit 10.11- Acquisition Agreement - DHA Nutrition

An AGREEMENT dated this 31st day of July, 1998, by and between: BIOPROGRESS TECHNOLOGY INTERNATIONAL, INC., (BTII), a publicly-held and traded Nevada corporation, having offices situate at 9055 Huntcliff Trace, Atlanta, GA 30350; and, GRAHAM HIND, an individual residing at Silver Lodge, 22 Twentypence Road, Wilburton, Ely, Cambridgeshire CB6 3RN; and, BIG SIX LIMITED, a company registered in the United Kingdom, having offices situate at Number One, Tudor Rose Industrial Estate, Dock Road, Chatteris, Cambridgeshire PE16 6TY; and, MARK LANGLEY, an individual residing at Berristead Close, Wilburton, Ely, Cambridgeshire CB6 3RN, and, COLM MURPHY, an individual residing at Killanully, Ballygarvan, County Cork, Republic of Ireland, (hereinafter collectively referred to as the Vendors).

WHEREAS:

The Vendors collectively own the entire issued share capital of DHA Nutrition Limited (DNL), a company registered in the United Kingdom, and individually own the number of shares (DNL Shares) set forth next to their names in Schedule 1 attached hereto.

BTII wishes to buy and the Vendors wish to sell all DNL Shares owned by them, individually and collectively, upon the terms and conditions set forth in this agreement (the Agreement).

It is AGREED as follows:

1  Consideration:

1.1 In consideration of the Vendors transferring to BTII absolute and beneficial ownership of the DNL Shares, and upon receipt thereof, BTII shall forthwith issue to the Vendors a total of FOUR HUNDRED THOUSAND (400,000) ordinary shares of common stock in BioProgress Technology International, Inc., (the BTII Shares); and,

1.1.1 if DNL's cumulative gross revenues in respect of Feed Supply sales exceed L1,500,000 (STERLING) in the period to September 30, 1999, and exceed L5,000,000 (STERLING) in the period October 1, 1999 to September 30, 2000, then BTII shall forthwith issue to the Vendors additional BTII Shares of TWO HUNDRED THOUSAND (200,000) and FOUR HUNDRED THOUSAND (400,000) for the respective periods; and,

1.1.2 if DNL's cumulative gross revenues in respect of Food Supply sales exceed L150,000 (STERLING) in the period to September 30, 1999, and exceed L500,000 (STERLING) in the period October 1, 1999 to September 30, 2000, then BTII shall forthwith issue to the Vendors additional BTII Shares of ONE HUNDRED THOUSAND (100,000) and TWO HUNDRED THOUSAND (200,000) for the respective periods.

1.2 Unless previously registered with the Securities and Exchange Commission of the United States of America (such registration to be at the sole discretion of BTII), the BTII Shares shall be restricted from sale, assignment or disposal for a period of EIGHTEEN (18) months from the date of this Agreement and each share certificate shall bear a legend stating the same.

1.3 The transfer and issue of the DNL Shares and the BTII Shares respectively contemplated herein shall be the only consideration in respect of this Agreement.

2 Representations, Warranties and Covenants of BTII:

2.1 All necessary steps have been taken to make this Agreement a legal, valid and binding obligation of BTII enforceable in accordance with its terms and conditions.

2.2 The execution and delivery of this Agreement and the performance by BTII of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which BTII or any of its subsidiaries is a party or by which they or any their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of BTII.

2.3 BTII has delivered to the Vendors its annual report on Form 10-KSB (and the amendment thereto on Form 10-KSB/A) for the year ended December 31, 1997, and its quarterly reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, and June 30, 1998, all of which were true and correct as of the date of filing and remain true and correct in all material respects as of the date hereof. Also, BTII has provided the Vendors full access to any and all information they desired concerning the business and operations of BTII, and BTII has made available to the Vendors such personnel as has been requested to answer any and all questions which the Vendors may have had concerning their investment in BTII. Further, BTII is current in all of its required reports under the Securities Exchange Act of 1934, as amended.

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2.4 The BTII  Shares  have  each been  validly  issued  and are  fully  paid and non-assessable.

3 Representations, Warranties and Covenants of the Vendors:

3.1 All necessary steps have been taken to make this Agreement a legal, valid and binding obligation of the Vendors enforceable in accordance with its terms and conditions.

3.2 The execution and delivery of this Agreement and the performance by the Vendors of their obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which the Vendors are a party or by which they or any their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of DNL.

3.3 The DNL Shares have each been validly issued and are fully paid and non-assessable.

3.4 The DNL Shares are not, and shall not become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the DNL Shares are not the subject of any other agreement in regards thereof.

3.5 The DNL Shares represent ONE HUNDRED PERCENT (100%) of the outstanding proprietary interest of DNL, and there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of DNL, whether common shares, preferred shares or debt.

3.6 The sole asset of DNL is the Agreement with Martek Biosciences Corporation, a company incorporated in the United States of America, which shall include any and all relationships, agreements, understandings and undertakings arising from or relative thereto, and DNL has no other assets or liabilities of any kind, save for audit fees accrued at the date hereof.

3.7 The Vendors have provided BTII full access to any and all information it desired concerning the business and operations of DNL, and the Vendors have made available to BTII such personnel as has been requested to answer any and all questions which BTII may have had concerning its investment in DNL.

4 Understandings of BTII:

4.1 The Vendors make no warranties (expressed or implied) regarding the value or potential value of the DNL Shares, or of the value or potential value of the Agreement with Martek Biosciences Corporation.

4.2 In order to maximise the benefit, if any, of the Agreement with Martek Biosciences Corporation, additional and substantial funds may be required, all of which is the responsibility of BTII.

5 Understandings of the Vendors:

5.1 The certificate(s) representing the BTII Shares will bear a legend restricting its or their transfer under Rule 144 of the Securities Act of 19933, as amended, and will be issued solely in the names of the Vendors.

5.2 The BTII Shares have not been registered under the Securities Act of 19933, as amended, or any applicable state law (collectively, the "Securities Act"); further, the BTII Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act; further, BTII has no obligation, and does not intend, to cause the BTII Shares to be registered under the Securities Act, or to comply with any exemption under the Securities Act that would permit a sale or sales or all or any portion of the BTII Shares; further, the legal consequences of the foregoing mean that the Vendors must bear the economic risk of the investment in the BTII Shares for an indefinite period of time; and, further, if the Vendors desire to sell or transfer all or any part of the BTII Shares within the restricted period, BTII may require the Vendors' counsel to provide legal opinion that the transfer may be made without registration under the Securities Act.

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5.3 No federal or state agency has made any findings or  determination as to the fairness of an investment in BTII, or any recommendation or endorsement of this investment.

5.4 There is presently only a limited market for the BTII Shares and no market may exist in the future for any sale or sales of all or any part thereof.

5.5 Their commitment to investments that are not readily marketable is not disproportionate to their net worth, and their investment in the BTII Shares will not cause such overall commitment to become excessive.

5.6 They have the financial ability to bear the economic risks of their investment, have adequate means of providing for their current needs, and have no need for liquidity in this investment.

5.7 They have evaluated the high risks of investing in the BTII Shares and have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that they are capable of evaluating the merits and risks of an investment in the BTII Shares.

5.8 They have been given the opportunity to ask questions and receive answers from BTII concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information they desired in order to evaluate their investment, and in evaluating the suitability of an investment in the BTII Shares have not relied upon any representations or other information (whether oral or written) other than that furnished to it by BTII or the representatives of BTII.

5.9 They have had the opportunity to discuss with their professional, legal, tax and financial advisers the suitability of an investment in the BTII Shares for their particular tax and financial situation and all information that they have provided to BTII concerning DNL and its financial position is correct and complete at the date hereof.

5.10 In making the decision to purchase the BTII Shares they have relied solely upon independent investigations made by them or on their behalf.

5.11 They are acquiring the BTII Shares solely for their own account, for investment purposes only, and are not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalisation thereof.

6 Miscellaneous:

6.1 This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, warranties, covenants and representations made by any party to any other party concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorised representatives of the parties hereto.

6.2 The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

6.3 This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada.

6.4 The failure of any party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect.

6.5 The headings in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

6.6 All notices, demands, or requests hereunder shall be in writing and served either personally, by certified mail, return receipt requested, by Federal Express or other reputable overnight courier, or by facsimile, as follows; If to
BTII: BioProgress Technology International, Inc., 9055 Huntcliff Trace, Atlanta, GA 30350; Fax: (770) 594 8613; If to the Vendors: Graham Hind, Silver Lodge, 22 Twentypence Road, Wilburton, Ely, Cambridgeshire CB6 3RN (+44) 1353 741308

6.7 This Agreement, and each and every provision thereof, shall be binding upon and shall inure to the benefit of the parties, their successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other legal method, who shall hold such interest subject to all the terms and conditions of this Agreement.

6.8 This Agreement may be executed in any number of counterparts; each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

6.9 In the event of any dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

6.10 Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and expenses of their respective representatives.

6.11 The representations, warranties and covenants of BTII and the Vendors contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time.

6.12 At any time and from time to time after the date of this Agreement, each party shall execute such additional instruments and take such other further action as may be reasonably requested by any other party or otherwise to fulfil the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the date first above written.

By: Barry J. Muncaster

President and Chief Executive Officer
For and on behalf of BioProgress Technology International, Incorporated.

By: Graham Hind

By: Mark Langley

Managing Director
For and on behalf of Big Six Limited

By: Mark Langley

By: Colm Murphy

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                                   SCHEDULE 1

Name                                              Number of DNL Shares
----                                              --------------------

Graham Hind                                                 80
Big Six Limited                                              5
Mark Langley                                                 5
Colm Murphy                                                 10
Total Shares Issued and Outstanding:                       100